EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NETCAPITAL INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)		Proposed maximum aggregate Offering price (1)(2)	Amount of registration fee (3)
Common Stock, $0.001 par value per share, to be offered by the issuer (4)		$		$5,000,000	$738.00
Warrants to purchase Common Stock, $0.001 par value per share (4)				—
Pre-funded warrants to purchase shares of Common Stock, par value $0.001 per share (4)				—
Warrants, issuable to the Placement Agent, to purchase shares of Common Stock, par value $0.001 per share (4)				—
Shares of Common Stock, $0.001 par value underlying the Warrants (5)				$10,000,000	1476.00
Shares of Common Stock, par value $0.001 per share underlying the Pre-funded warrants (4)				—
Common Stock, par value $0.001 per share issuable upon exercise of the Placement Agent Warrants (6)		$		$468,750	$69.19

Total			—	$15,468,750	$2,283.19

Registration Fee Previously Paid					$2,214.00
Registration Fee Paid Herewith					$69.19

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Calculated under Section 6(b) of the Securities Act as .0001476 times the proposed maximum aggregate offering price.

(4)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(5)	The warrants are exercisable at a price per share of common stock equal to 100% of the offering price

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Placement Agent Warrants are exercisable for up to the number of shares of common stock equal to 7.5% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants sold in this offering) at a per share exercise price equal to 125% of the public offering price of the Units offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $468,750, which is equal to 125% of $375,000 (7.5% of the proposed maximum aggregate offering price of $5,000,000).